UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 7, 2025

FATPIPE, INC.

(Exact name of registrant as specified in its charter)

(State or Other Jurisdiction of Incorporation)

Utah	001-42546	27-1113325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

392 East Winchester Street, Fifth Floor Salt Lake City, Utah 84107

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 281-3434

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	FATN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Underwriting Agreement

On April 7, 2025, FatPipe, Inc. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with D. Boral Capital LLC, as representative (the “Representative”) of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters, in a firm commitment initial public offering (the “Offering”), an aggregate of 695,656 shares of the Company’s common stock, no par value per share (the “Common Stock”), at an initial public offering price of $5.75 per share. The Common Stock was offered pursuant to a registration statement on Form S-1, as amended (File No. 333-280925), originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 19, 2024, as amended, and which was declared effective by the Commission on February 12, 2025. A post effective amendment to the registration statement related to the Offering was filed with the Commission on March 11, 2025, and which was declared effective by the Commission on March 17, 2025.

The Underwriting Agreement contains customary representations and warranties that the parties thereto made to, and solely for the benefit of, the other party in the context of all of the terms and conditions of that Underwriting Agreement and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement and schedules and exhibits thereto, including the representations and warranties contained therein respectively, are not for the benefit of any party other than the parties to such documents and agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

On April 9, 2025, the Company closed the Offering. The total gross proceeds to the Company from the Offering, which does not include a potential exercise of the underwriter’s over-allotment option, and before deducting discounts and expenses, were approximately $4,000,000. A final prospectus relating to this Offering was filed with the Commission on April 7, 2025. The Common Stock was previously approved for listing on The Nasdaq Capital Market and commenced trading under the ticker symbol “FATN” on April 8, 2025.

The foregoing summary of the terms of the Underwriting Agreement is subject to, and qualified in its entirety by reference to a copy of the Underwriting Agreement that is filed as Exhibit 1.1 to this Report on this current report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

Issuance of Press Release

On April 7, 2025, the Company issued a press release announcing the pricing of the Offering and a press release on April 9, 2025, announcing the closing of the Offering, respectively. Copies of each press release are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference herein.

The press releases shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

Matters discussed in this report may constitute forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, other than statements of historical facts. The words “believe,” “anticipate,” “intends,” “estimate,” “potential,” “may,” “should,” “expect” “pending” and similar expressions identify forward-looking statements. The forward-looking statements in this report are based upon various assumptions. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations.

Exhibits

1.1	Underwriting Agreement dated April 7, 2025, between the Company and D. Boral Capital LLC
99.1	Press Release on Pricing dated April 7, 2025
99.2	Press Release on Closing dated April 9, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 11, 2025	FATPIPE, INC.

	By:	/s/ Ragula Bhaskar
	Name:	Ragula Bhaskar
	Title:	Chief Executive Officer (Principal Executive Officer)

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